Registration Statement No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                         LEHMAN BROTHERS HOLDINGS INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                               13-3216325
       (State or other jurisdiction of               (I.R.S. employer
       incorporation or organization)              identification number)

           745 Seventh Avenue                              10019
           New York, New York                            (Zip code)
     (Address of principal executive offices)

             Lehman Brothers Holdings Inc. Employee Incentive Plan
                           (Full title of the plan)
                               ----------------

                             Thomas A. Russo, Esq.
                              745 Seventh Avenue
                           New York, New York 10019
                    (Name and address of agent for service)

                                (212) 526-7000
         (Telephone number, including area code, of agent for service)
                               ----------------

                                   Copy to:
                           Jeffrey A. Welikson, Esq.
                         Lehman Brothers Holdings Inc.
                                399 Park Avenue
                           New York, New York 10022
                               ----------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                              Proposed
                                                                          Proposed             Maximum
                                                                          Maximum             Aggregate             Amount of
              Title of Securities to                 Amount to be       Offering Price         Offering            Registration
                  be Registered                       Registered         Per Share(1)          Price(1)               Fee(1)
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Common Stock, $.10 par value per share.........       90,000,000            $85.255         $7,672,950,000         $903,106.22
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(1)  Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per share of Common Stock on the New York Stock Exchange on December 6, 2004.

                               ----------------

    In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the Registrant's effective Registration Statement on Form S-8, No. 333-57239, filed by the Registrant on June 19, 1998 (the "Earlier Registration Statement"). The contents of the Earlier Registration Statement are hereby incorporated by reference.
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


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The following information is not included in the Earlier Registration Statement and is therefore included herewith:

    Item 5.    Interests of Named Experts and Counsel

         Oliver Budde, Vice President and Associate General Counsel of the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.


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

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Lehman Brothers Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on December 13, 2004.


                         LEHMAN BROTHERS HOLDINGS INC.


                         By: /s/ OLIVER BUDDE
                             ---------------------------------
                             Oliver Budde
                             Vice President


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

                               POWER OF ATTORNEY

         Know all men by these presents, that the undersigned directors and officers of Lehman Brothers Holdings Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitute and appoint Thomas A. Russo, Jeffrey A. Welikson, Barrett S. DiPaolo, Oliver Budde, Karen Corrigan and James J. Killerlane, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: December 13, 2004

           Signature                                   Title

   /s/ RICHARD S. FULD, JR.            Chairman of the Board of Directors and
------------------------------            Chief Executive Officer (principal
       Richard S. Fuld, Jr.               executive officer)

   /s/ CHRISTOPHER M. O'MEARA          Chief Financial Officer, Controller
------------------------------             and Executive Vice President
       Christopher M. O'Meara              (principal financial and
                                            accounting officer)

   /s/ MICHAEL L. AINSLIE              Director
------------------------------
       Michael L. Ainslie

   /s/ JOHN F. AKERS                   Director
------------------------------
       John F. Akers

   /s/ ROGER S. BERLIND                Director
------------------------------
       Roger S. Berlind

   /s/ THOMAS H. CRUIKSHANK            Director
------------------------------
       Thomas H. Cruikshank

   /s/ MARSHA JOHNSON EVANS            Director
------------------------------
       Marsha Johnson Evans

   /s/ SIR CHRISTOPHER GENT            Director
------------------------------
       Sir Christopher Gent

   /s/ HENRY KAUFMAN                   Director
------------------------------
       Henry Kaufman

   /s/ JOHN MACOMBER                   Director
------------------------------
       John D. Macomber

   /s/ DINA MERRILL                    Director
------------------------------
       Dina Merrill


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

                                 EXHIBIT INDEX

  Exhibit                                             Filed Herewith (--) or
  Number                  Description             Incorporated by Reference to


   5.1  Opinion (and consent) of Oliver Budde                  --
        as to the validity of the shares of
        Common Stock to which this Registration
        Statement relates

  23.1  Consent of Oliver Budde (included in
        Exhibit 5.1)                                           --

  23.2  Consent of Ernst & Young LLP, Independent
        Auditors                                               --



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

                                                                 EXHIBIT 5.1

                         LEHMAN BROTHERS HOLDINGS INC.
                                399 PARK AVENUE
                           NEW YORK, NEW YORK 10022

                                                           December 13, 2004

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Ladies and Gentlemen:

    I am an Associate General Counsel of Lehman Brothers Holdings Inc., a Delaware corporation (the "Company"). A Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Securities Act"), is being filed concurrently herewith by the Company with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to the registration of 90,000,000 shares of authorized and unissued or issued Common Stock, $0.10 par value per share (the "Shares"), to be distributed from time to time under the Company's Employee Incentive Plan (the "EIP").

    In that connection, I or members of my staff have examined or relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as I have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, I have assumed the genuineness and authenticity of all documents examined by me or members of my staff and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

    Based upon the foregoing, I am of the opinion that the issuance by the Company of the Shares has been duly authorized, and when the Shares are duly issued in accordance with the terms of the EIP, such Shares will be validly issued, fully paid and nonassessable.

    In rendering this opinion, I express no opinion as to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the United States of America.

    I hereby consent to the filing of this opinion (and this consent) as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the prospectus which is issued under the Registration Statement, without admitting that I am an "expert" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,

                                          /s/ OLIVER BUDDE

                                          Oliver Budde
                                          Associate General Counsel



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

                                                                 EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-57239) of Lehman Brothers Holdings Inc. (the "Company") for the registration of 90,000,000 shares of the Company's Common Stock, par value $0.10 per share, pertaining to the Company's Employee Incentive Plan, of our report dated January 29, 2004 (the "Report") with respect to the consolidated financial statements and financial statement schedules of the Company incorporated by reference or included in its Annual Report on Form 10-K for the year ended November 30, 2003, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of the Report in the related Prospectus of the Company, and to the reference therein to our firm as experts under the caption "Independent Accountants."

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

New York, New York
December 13, 2004


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